136045900

02100000000006783691017OALS0950

PROMISSORY NOTE

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$1,005,767.00	05-01-2020	05-01-2022	6783691017	04A0 / 999		21022	

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "***" has been omitted due to text length limitations.

Borrower: VERMILLION INC
12117 FM 2244 RD BLDG 3 STE 10
AUSTIN, TX 78738

Lender: BBVA USA
SBA PPP TX
2201 DONLEY DRIVE, SUITE 350
AUSTIN, TX 78758
8002391996

Principal Amount: $1,005,767.00 **Date of Note: May 1, 2020**

PROMISE TO PAY. VERMILLION INC ("Borrower") promises to pay to BBVA USA ("Lender"), or order, in lawful money of the United States of America, the principal amount of One Million Five Thousand Seven Hundred Sixty-seven & 00/100 Dollars ($1,005,767.00), together with interest on the unpaid principal balance from May 1, 2020, calculated as described in the "INTEREST CALCULATION METHOD" paragraph using an interest rate of 1.000% per annum based on a year of 360 days, until maturity. The interest rate may change under the terms and conditions of the "INTEREST AFTER DEFAULT" section.

PAYMENT. Borrower will pay this loan in 18 payments of $56,612.18 each payment. Borrower's first payment is due December 1, 2020, and all subsequent payments are due on the same day of each month after that. Borrower's final payment will be due on May 1, 2022, and will be for all principal and all accrued interest not yet paid. Payments include principal and interest. Unless otherwise agreed or required by applicable law, payments will be applied first to interest, then to any fees or amounts for additional products or services you obtain in connection with this loan (such as debt cancellation/suspension protection, credit insurance, warranty coverage, etc.) that are payable with or as part of your payment, then to principal due, then to any unpaid collection costs and other charges due under this Note, with any remaining amount to the outstanding principal balance. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding, unless such calculation would result in a usurious rate, in which case interest shall be calculated on a per diem basis of a year of 365 or 366 days, as the case may be. All interest payable under this Note is computed using this method. This calculation method results in a higher effective interest rate than the numeric interest rate stated in this Note.

TRANSACTIONS WITH AFFILIATES. Borrower shall not directly or indirectly (including through its parent company(ies), subsidiary(ies), or affiliate(s)) transfer any proceeds of the Loan to, nor use them for the benefit of, a Bank Affiliate, including using any of the proceeds of the Loan to make any payment on (or with respect to) any loan or other debt from any Bank Affiliate. Borrower may request a list of Bank Affiliates, which is updated on a quarterly basis, from the Bank by contacting its relationship manager. The term "Bank Affiliate" means any entity (1) that is directly or indirectly (including ownership through a trust and beneficial ownership), controlling, controlled by, or under common control with Lender (such an entity a "Control Entity"), (2) in which a majority of its directors, trustees, or general partners (or individuals exercising similar functions) constitute a majority of the persons holding any such office with Lender or a Control Entity, (3) that is sponsored and advised on a contractual basis by Lender or another Bank Affiliate, or (4) that is an investment fund for which Lender or any other Bank Affiliate serves as an investment adviser. Ownership of fifteen percent (15%) or more of the ownership interest in an entity shall be deemed control of the entity, and each general partner shall be deemed to have control over a partnership.

To the extent the proceeds of this Loan will be used to purchase securities (regardless of whether such purchase is conducted through BBVA Securities Inc. or through another broker-dealer): (1) no securities of a Bank Affiliate (including those underwritten by a Bank Affiliate) shall be purchased during an issuance or underwriting period, or in a way that would transfer Loan proceeds to a Bank Affiliate; (2) no securities shall be purchased where a Bank Affiliate is selling them as principal (even in the open market); and (3) Borrower agrees to promptly notify Lender of any violation of this provision.

Failure to comply with the foregoing Transactions with Affiliates requirements at any time during the term of this Agreement, including renewals and extensions thereof, shall be deemed a Default and subject to the default provisions and remedies available to Lender.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Prepayment in full shall consist of payment of the remaining unpaid principal balance together with all accrued and unpaid interest and all other amounts, costs and expenses for which Borrower is responsible under this Note or any other agreement with Lender pertaining to this loan, and in no event will Borrower ever be required to pay any unearned interest. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower's making fewer payments. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. **All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: BBVA USA, SBA PPP TX, 2201 DONLEY DRIVE, SUITE 350, AUSTIN, TX 78758.**

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged **5.000% of the regularly scheduled payment.**

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the interest rate on this Note shall be increased to 18.000% per annum based on a year of 360 days. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Insecurity. Lender in good faith believes itself insecure.

UNITED STATES SMALL BUSINESS ADMINISTRATION (SBA) GOVERNING LAW. When SBA is the holder, this Note will be interpreted and enforced under Federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any Federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt Federal law.

LENDER'S RIGHTS. Upon default, Lender may declare the entire indebtedness, including the unpaid principal balance under this Note, all accrued unpaid interest, and all other amounts, costs and expenses for which Borrower is responsible under this Note or any other agreement with Lender pertaining to this loan, immediately due, without notice, and then Borrower will pay that amount.

ATTORNEYS' FEES; EXPENSES. Lender may hire an attorney to help collect this Note if Borrower does not pay, and Borrower will pay Lender's reasonable attorneys' fees. Borrower also will pay Lender all other amounts Lender actually incurs as court costs, lawful fees for filing, recording, releasing to any public office any instrument securing this Note; the reasonable cost actually expended for repossessing, storing, preparing for sale, and selling any security; and fees for noting a lien on or transferring a certificate of title to any motor vehicle offered as security for this Note, or premiums or identifiable charges received in connection with the sale of authorized insurance.

JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Texas without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of Texas.

DISHONORED CHECK CHARGE. Borrower will pay a processing fee of $10.00 if any check given by Borrower to Lender as a payment on this loan is dishonored.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the debt against any and all such accounts.

COLLATERAL. This loan is unsecured.

AMENDMENTS. This Note constitutes the entire understanding and agreements of the parties as to the matters set forth in this Note. No alteration or amendment of this Note shall be effective unless given in writing and signed by the party or parties sought to be bound by the alteration or amendment.

SEVERABILITY. If a court of competent jurisdiction finds any provision of this Note to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Note. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Note shall not affect the legality, validity or enforceability of any other provision of this Note.

ADDITIONAL PROVISIONS. Notwithstanding any other provisions of this Note to the contrary: (a)**Lender's Remedies.** Lender also may exercise any and all remedies available to it. Lender's rights are cumulative and may be exercised together, separately, and in any order; (b)**No Assignment.** Borrower agrees not to assign any of Borrower's rights or obligations under this Note; (c)**Prepayments.** The terms "prepayment" and "early payment" mean any payment that exceeds the combined amount of interest, principal due, and charges due as of the date Lender receives that payment. The amount of this excess will be applied to the outstanding principal balance;(d)**Final Payment.** Borrower agrees that, if Borrower owes any late charges, collection costs or other amounts under this Note or any related documents, Borrower's final payment under this Note will include all of these amounts, as well as all unpaid principal and accrued interest;(e)**Loan Fees.** Borrower agrees that all loan fees and other prepaid finance charges are fully earned as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default).

ADDITIONAL EVENTS OF DEFAULT. Notwithstanding any other provisions herein to the contrary, each of the following also shall be an Event of Default hereunder:

(i) If the Borrower is an LLC, any change in the ownership of twenty-five percent (25%) or more of the membership interests in Borrower.

(ii) Any material adverse change in the financial condition of any guarantor.

BUSINESS PURPOSE. The Borrower agrees to use the proceeds of this Note or Credit Agreement solely for business purposes and not any personal, family or household purpose.

JURISDICTION. Any legal action or proceeding brought by Lender or Borrower against the other arising out of or relating to the loan evidenced by this instrument (a "Proceeding") shall be instituted in the federal court for or the state court sitting in the county where Lender's office that made this loan is located. With respect to any Proceeding, each Borrower, to the fullest extent permitted by law: (i) waives any objections that Borrower may now or hereafter have based on venue and/or forum non conveniens of any Proceeding in such court; and (ii) irrevocably submits to the jurisdiction of any such court in any Proceeding. Notwithstanding anything to the contrary herein, Lender may commence legal proceedings or otherwise proceed against Borrower in any other jurisdiction if determined by Lender to be necessary in order to fully enforce or exercise any right or remedy of Lender relating to this loan, including without limitation, realization upon collateral that secures this loan.

OTHER COLLATERAL. Collateral securing other loans with Lender may also secure this loan. To the extent collateral previously has been given to lender by any person which may secure this loan, whether directly or indirectly, it is specifically agreed that, to the extent prohibited by law, all such collateral consisting of household goods will not secure this loan. In addition, if any collateral requires the giving of a right of rescission under Truth in Lending for this loan, such collateral also will not secure this loan unless and until all required notices of that right have been given.

CHANGE IN INITIAL INTEREST RATE. If this Note evidences an extension of credit with a variable rate and an initial or a current interest rate or index is stated, the initial or current rate or index stated on the Note may differ from the actual rate or index due to changes in the rate or index before closing.

CONSTRUCTION OF DOCUMENTS. In the event of any conflict within the provisions of this Note or between this Note and any other document referred to or executed in connection with this Note, and notwithstanding any other provision to the contrary in any of the foregoing, the provisions most favorable to Lender shall control. The parties hereto agree and acknowledge that no rule of construction permitting or requiring

collected, or contracted for on this Note exceed the maximum rate permitted by law. The term "maximum rate permitted by law" as used in this Note means the greater of (a) the maximum rate of interest permitted under federal or other law applicable to the indebtedness evidenced by this Note, or (b) the higher, as of the date of this Note, of the "Weekly Ceiling" or the "Quarterly Ceiling" as referred to in Sections 303.002, 303.003 and 303.006 of the Texas Finance Code. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Borrower does not agree or intend to pay, and Lender does not agree or intend to contract for, charge, collect, take, reserve or receive (collectively referred to herein as "charge or collect"), any amount in the nature of interest or in the nature of a fee for this loan, which would in any way or event (including demand, prepayment, or acceleration) cause Lender to charge or collect more for this loan than the maximum Lender would be permitted to charge or collect by federal law or the law of the State of Texas (as applicable). Any such excess interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the principal balance of this loan, and when the principal has been paid in full, be refunded to Borrower. The right to accelerate maturity of sums due under this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to charge or collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the loan evidenced by this Note until payment in full so that the rate or amount of interest on account of the loan evidenced hereby does not exceed the applicable usury ceiling. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, notice of dishonor, notice of intent to accelerate the maturity of this Note, and notice of acceleration of the maturity of this Note. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

VERMILLION INC

By: ______________________
ROBERT BEECHEY, Chief Financial Officer of VERMILLION INC

LaserPro, Ver. 19.4.0.030 Copr. Finastra USA Corporation 1997, 2020. All Rights Reserved. - TX C:\LaserPro\CFI\LPL\D20.FC TR-13604180 PR-33